THE ADVISORS' INNER CIRCLE FUND II
                      THE HANCOCK HORIZON FAMILY OF FUNDS

                                   SCHEDULE A
                            AS AMENDED MAY 16, 20012
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                           AS AMENDED AUGUST 12, 2008

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

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PORTFOLIO                                    CLASS OF SHARES             FEES
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Government Money Market Fund                 Class A Shares              0.25%
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Core Bond Fund                               Class C Shares              0.75%
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Value Fund                                   Class C Shares              0.75%
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Growth Fund                                  Class C Shares              0.75%
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Burkenroad Small Cap Fund                    Class D Shares              0.25%
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Diversified International Fund               Class C Shares              0.75%
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Quantitative Long/Short Fund                 Class C Shares              0.75%
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